Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Bravo Multinational Incorporated (the "Company") for the quarter ending September 30, 2017, I, Richard Kaiser, Interim Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the quarter ending September 30, 2017, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 30, 2017, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 20, 2017

Bravo Multinational Incorporated

By: /s/ Richard Kaiser

       Richard Kaiser

       Interim CFO